UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 16, 2005

                           Zarlink Semiconductor Inc.
             (Exact name of Registrant as specified in its charter)

     Canada                          1-8139                         None
(Jurisdiction of              (Commission File No.)            (IRS Employer
 incorporation)                                              Identification No.)

                                 400 March Road
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the company's restructuring plan, including the anticipated amounts of restructuring costs and the timetable for completion of the restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company's ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, the Company's ability to project accurately costs related to the plan, general economic conditions, and other factors referenced in the Company's Annual Report on Form 10-K for the fiscal year ended March 26, 2004, and the Company's subsequent filings with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement

      As of February 16, 2005, Kirk K. Mandy, President and Chief Executive Officer, entered into an employment agreement with the Company. See disclosure contained in Item 5.02, which is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

      On February 16, 2005, as a result of a continued slow recovery in the telecom industry, the Board of Directors approved a restructuring plan expected to generate cost savings commencing in the first quarter of Fiscal 2006. The Company expects to incur in the aggregate approximately $18 million related to workforce reduction and impairment charges during the fourth quarter of Fiscal 2005. Of this amount, approximately $13 million to $14 million is expected to result in future cash expenditures.

      The Company estimates that it will incur approximately $12 million in termination costs, with future cash expenditures being substantially complete by the end of June 2005. The Company expects to reduce its workforce by approximately 15%, representing in aggregate approximately 150 employees within the research and development, operations, and selling and administrative functions.

      The Company will cease research and development on its digital video decoder program. The Company continues to outsource fabrication, assembly and test functions, which will result in headcount reductions within the operations function. The Company expects to incur approximately $6 million in impairment charges as a result of these changes.

Item 2.06. Material Impairments

      On February 16, 2005, in connection with the workforce reductions discussed in Item 2.05, which is incorporated herein by reference, the Company performed an evaluation of the usage of certain assets. As a result of this evaluation, the Company expects to incur a charge of approximately $6 million in the fourth quarter of Fiscal 2005 related to the impairment of certain production and test equipment, as well as costs related to excess space in certain of the Company's leased premises. These charges are primarily non-cash write-downs, with the exception of payments on the excess leased premises of $1 million to $2 million. The lease payments, which have terms extending to 2009, will be paid over the remainder of the terms of the leases unless settled earlier.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective February 16, 2005, Kirk K. Mandy was appointed President and Chief Executive Officer. Mr. Mandy had been serving in that role on an interim basis since January 26, 2005. Mr. Mandy's new employment agreement dated as of February 16, 2005, provides that he will receive a base salary of $550,000 Cdn per annum and an annual incentive payment equal to 60% of his annual base salary for target performance and up to 90% for exceptional performance based on objectives established in consultation with and approved by the Compensation and Human Resources Development Committee of the Board of Directors annually. The incentive payment is conditional upon the successful achievement by Mr. Mandy of specific target incentives. Pursuant to such agreement, Mr. Mandy will also be granted effective February 24, 2005, 750,000 options to purchase shares of the Company's common stock. The options have a term of six years, and vest 25% per year over four years.

      Mr. Mandy's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to two times his average earned annual bonus over the previous three years or such shorter period if the period of employment is shorter than the three years, and (iii) continued group and health benefits coverage until the earlier of two years following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment.

      Mr. Mandy has been a management consultant in the communications industry since 2001. Mr. Mandy has held numerous positions within the Company since 1984, culminating in the position of President and Chief Executive Officer from 1998 to 2001. Mr. Mandy is also a member of the Board of Epocal Inc., Mitel Networks Corporation, and Chairman of the Armstrong Monitoring Corporation. He has served on the Board of the Strategic Microelectronics Corporation (SMC), the Canadian Advanced Technology Association (CATA), The Canadian Microelectronics Corp.
(CMC), The Ottawa Center for Research and Innovation (OCRI), and Micronet. He is also past Chairman of the Telecommunications Research Center of Ontario (TRIO), past Chairman of the National Research Council's Innovation Forum, and past Co-Chairman of the Ottawa Partnership.

On February 16, 2005, as a result of his appointment as President and Chief Executive Officer, Mr. Mandy resigned from his position as Vice-Chairman of the Board of Directors. Mr. Mandy continues to hold a position as a non-independent Director on the Company's Board.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Zarlink Semiconductor Inc.

Dated: February 23, 2005                By: /s/ Scott Milligan
                                            ------------------------------------
                                            Scott Milligan
                                            Senior Vice President of Finance and
                                            Chief Financial Officer